Supplement No. ___ to the

Intellectual Property

Security Agreement

EXHIBIT 10.1

SUPPLEMENT NO. ___ (this “Supplement”) DATED AS OF _________, 200__, TO THE INTELLECTUAL PROPERTY SECURITY AGREEMENT DATED AS OF DECEMBER 1, 2006, AMONG FREESCALE ACQUISITION HOLDINGS CORP. (n/k/a Freescale Semiconductor Holdings V, Inc.) (“Holdings”), FREESCALE SEMICONDUCTOR, INC. (the “Borrower”), the Subsidiaries of FREESCALE HOLDINGS (BERMUDA) III, LTD. (“Parent”) from time to time party thereto and CITIBANK, N.A., as Collateral Agent.

A. Reference is made to the Credit Agreement dated as of December 1, 2006 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, Holdings, Parent, CITIBANK, N.A., as Administrative Agent, Swing Line Lender and an L/C Issuer, and each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”).

B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement and the Intellectual Property Security Agreement referred to therein.

C. The Grantors have entered into the Intellectual Property Security Agreement in order to induce the Lenders to make Loans and the L/C Issuers to issue Letters of Credit. Section 2.04(e) of the Intellectual Property Security Agreement provides that each Grantor must sign and deliver a supplemental Intellectual Property Security Agreement with respect to all applicable Intellectual Property owned by it as of the last day of the previous quarter to the extent that such Intellectual Property is not covered by any previous Intellectual Property Security Agreement.

Accordingly, the parties agree as follows:

SECTION 1.

(a) As security for the payment or performance, as the case may be, in full of the Obligations including the Guarantees, and in accordance with Section 2.04(e) of the Intellectual Property Security Agreement, each Grantor signing below by its signature below assigns and pledges to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest (the “Security Interest”) in all right, title or interest in or to any and all of the following assets and properties now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”):

(i)(x) all copyright rights in any work subject to the copyright laws of the United States or any other country, whether as author, assignee, transferee or otherwise, and (y) all registrations and applications for registration of any such copyright in the United States or any other country, including registrations, recordings, supplemental registrations and pending applications for registration in the United States Copyright Office, including those listed on Schedule I hereto;

(ii)(x) all letters patent of the United States or the equivalent thereof in any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or the equivalent thereof in any other country, including registrations, recordings and pending applications in the United States Patent and Trademark Office or any similar offices in any other country, including those listed on Schedule I hereto, and (y) all reissues, continuations, divisions, continuations-in-part, renewals or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein;

(iii)(x) all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all registration and recording applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office or any similar offices in any State of the United States or any other country or any political subdivision thereof, and all extensions or renewals thereof, including those listed on Schedule I hereto, (y) all goodwill connected with the use of and symbolized thereby, and (z) all other assets, rights and interests that uniquely reflect or embody such goodwill;

(iv) all Patent Licenses, Trademark Licenses, Copyright Licenses or other Intellectual Property licenses or sublicense agreements to which any Grantor is a party;

(v) all other Intellectual Property; and

(vi) all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing;

provided, however, that notwithstanding any of the other provisions herein (and notwithstanding any recording of the Collateral Agent’s Lien made in the U.S. Patent and Trademark Office, U.S. Copyright Office, or other IP registry office), this Agreement shall not constitute a grant of a security interest in any property to the extent that such grant of a security interest is prohibited by any rule of law, statute or regulation or is prohibited by, or constitutes a breach or default under or results in the termination of any contract, license, agreement, instrument or other document evidencing or giving rise to such property, or would result in the forfeiture of the Grantor’s rights in the property including, without limitation: any Trademark applications filed in the United States Patent and Trademark Office on the basis of such Grantor’s “intent-to-use” such trademark, unless and until acceptable evidence of use of the Trademark has been filed with the United States Patent and Trademark Office pursuant to Section 1(c) or Section 1(d) of the Lanham Act (15 U.S.C. 1051, et seq.), to the extent that granting a lien in such Trademark application prior to such filing would adversely affect the enforceability or validity of such Trademark application.

(c) Each Grantor signing below hereby irrevocably authorizes the Collateral Agent for the benefit of the Secured Parties at any time and from time to time to file in any relevant jurisdiction any initial financing statements with respect to the Collateral or any part thereof and amendments thereto that contain the information required by Article 9 of the Uniform Commercial Code or the analogous legislation of each applicable jurisdiction for the filing of any financing statement or amendment, including whether such Grantor is an organization, the type of organization and any organizational identification number issued to such Grantor. Each Grantor agrees to provide such information to the Collateral Agent promptly upon request. The Collateral Agent is further authorized to file with the United States Patent and Trademark Office or United States Copyright Office (or any successor office or any similar office in any other country) such documents as may be necessary or advisable for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest granted by each Grantor, without the signature of any Grantor, and naming any Grantor or the Grantors as debtors and the Collateral Agent as secured party.

(d) The Security Interest is granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Collateral.

SECTION 2. Each Grantor represents and warrants to the Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

SECTION 3. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Collateral Agent shall have received a counterpart of this Supplement that bears the signature of each Grantor signing below. Delivery of an executed signature page to this Supplement by facsimile transmission or other electronic communication shall be as effective as delivery of a manually signed counterpart of this Supplement.

SECTION 4. Each Grantor signing below hereby represents and warrants that set forth on Schedule I attached hereto is a true and correct schedule in all material respects of any and all Patent, Trademark and Copyright registrations and applications not covered by any previous Intellectual Property Security Agreement or supplement thereto so signed and delivered by it.

SECTION 5. Except as expressly supplemented hereby, the Intellectual Property Security Agreement shall remain in full force and effect.

SECTION 6. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 7. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Intellectual Property

Security Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 8. All communications and notices hereunder shall be in writing and given as provided in Section 5.01 of the Intellectual Property Security Agreement.

SECTION 9. The parties hereto agree that the Collateral Agent shall be entitled to reimbursement for its reasonable out-of-pocket expenses in connection with this Supplement in accordance with Section 10.04 of the Credit Agreement.

IN WITNESS WHEREOF, each Grantor signing below has duly executed this Supplement to the Intellectual Property Security Agreement as of the day and year first above written.

FREESCALE SEMICONDUCTOR, INC.,

By:
Name: Title:

Schedule I to

Supplement No. ___ to

the Intellectual Property

Security Agreement

INTELLECTUAL PROPERTY

PATENT APPLICATIONS

PATENTS ISSUED

Schedule I - 1